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                                                                    EXHIBIT 11.1

                             METAL MANAGEMENT, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                              THREE MONTHS    THREE MONTHS    NINE MONTHS    NINE MONTHS
                                                  ENDED           ENDED          ENDED          ENDED
                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                  1997            1996            1997           1996
                                              ------------    ------------    ------------   ------------
Earnings:
  Net loss from continuing operations
     applicable to Common Stock.............    $(36,200)        $(1,160)       $(36,046)      $(2,071)
  Gain (loss) on sale of discontinued
     operations.............................         (42)            179             166           317
  Net income (loss) from discontinued
     operations.............................           0            (154)              0             2
                                                --------         -------        --------       -------
  Net loss applicable to Common Stock.......    $(36,242)        $(1,135)       $(35,880)      $(1,752)
                                                ========         =======        ========       =======
Basic earnings per share:
Weighted average shares outstanding.........      20,664           8,940          16,032         8,775
                                                ========         =======        ========       =======
Per share amounts:
  Net loss from continuing operations
     applicable to Common Stock.............    $  (1.75)        $ (0.13)       $  (2.25)      $ (0.24)
  Gain (loss) on sale of discontinued
     operations.............................       (0.00)           0.02            0.01          0.04
  Net income (loss) from discontinued
     operations.............................        0.00           (0.02)           0.00          0.00
                                                --------         -------        --------       -------
  Net loss applicable to Common Stock.......    $  (1.75)        $ (0.13)       $  (2.24)      $ (0.20)
                                                ========         =======        ========       =======
Diluted earnings per share:
Weighted average shares outstanding.........      20,664           8,940          16,032         8,775
Common stock equivalents and other
  potentially dilutive securities (1).......           0               0               0             0
                                                --------         -------        --------       -------
     Total..................................      20,664           8,940          16,032         8,775
                                                ========         =======        ========       =======
Per share amounts:
  Net loss from continuing operations
     applicable to Common Stock.............    $  (1.75)        $ (0.13)       $  (2.25)      $ (0.24)
  Gain (loss) on sale of discontinued
     operations.............................       (0.00)           0.02            0.01          0.04
  Net income (loss) from discontinued
     operations.............................        0.00           (0.02)           0.00          0.00
                                                --------         -------        --------       -------
  Net loss applicable to Common Stock.......    $  (1.75)        $ (0.13)       $  (2.24)      $ (0.20)
                                                ========         =======        ========       =======


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(1) For the three months and nine months ended December 31, 1997 and 1996, common stock equivalents and other potentially dilutive securities were not added to the weighted average shares outstanding as the result would have been anti-dilutive.

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